Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 5, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

America First Multifamily Investors, L.P. Announces First Quarter 2022 Financial Results

Omaha, Nebraska – On May 5, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced its financial results for the three months ended March 31, 2022.

On April 1, 2022, the Partnership effected the previously announced one-for-three reverse unit split (“Reverse Unit Split”) of its outstanding Beneficial Unit Certificates (“BUCs”). As a result of the Reverse Unit Split, holders of BUCs received one BUC for every three BUCs owned at the close of business on April 1, 2022. The one-for-three Reverse Unit Split has been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods presented in this release.

Financial Highlights

As of and for the three months ended March 31, 2022:

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Total revenues of $19.2 million
•
Net income, basic and diluted, of $1.03 per BUC
•
Cash Available for Distribution (“CAD”) of $0.98 per BUC
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Total assets of $1.4 billion
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Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $936.6 million

The Partnership reported the following notable transactions during the first quarter of 2022:

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Received proceeds from the sale of Vantage at Murfreesboro in Tennessee totaling $29.3 million on the Partnership’s initial investment commitment of $12.2 million in September 2018. The Partnership realized investment income and a gain on sale totaling $17.0 million upon sale.
•
Advanced funds for six GIL investment commitments totaling $16.9 million and five related property loan investment commitments totaling $38.4 million. Such investments were partially funded with additional Tender Option Bond (“TOB”) trust financing proceeds of $48.6 million.

•
Completed a restructuring of the outstanding debt of the Live 929 Apartments in Baltimore, MD. The restructuring transaction provided additional funds to resolve certain accounts payable at the property, fund a debt service reserve, perform repairs and capital improvements, and improve the property’s debt service coverage going forward. The Partnership’s two existing MRB investments with principal totaling $61.1 million were redeemed at par plus accrued interest and the Partnership purchased a new MRB and taxable MRB with principal totaling $70.0 million, which was partially funded with $56.0 million of proceeds from a new TOB trust financing with Mizuho.
•
Advanced equity totaling $12.8 million for five joint venture equity investments.
•
Executed two interest rate swap agreements to synthetically fix the Partnership’s interest rate on TOB trust financings in notional amounts totaling $103.8 million.

In April 2022, the Partnership committed to fund four MRB investments of up to $59.0 million and a taxable MRB of up to $13.0 million for a to-be-constructed affordable multifamily property in Hollywood, California. The Partnership initially advanced $16.5 million of its MRB commitment and $1.0 million of its taxable MRB commitment at closing, with the remaining commitments to be funded during construction.

In April 2022, the Partnership issued 2,000,000 of Series A-1 Preferred Units with an aggregate stated value of $20,000,000 in exchange for 2,000,000 outstanding Series A Preferred Units held by a financial institution. There were no net proceeds to the Partnership as a result of the exchange transaction. Except in certain limited circumstances, the newly issued Series A-1 Preferred Units will be eligible for redemption on the sixth anniversary of the date of the exchange in April 2028.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

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All affordable multifamily MRB investments are current on contractual principal and interest payments as of March 31, 2022 and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers of the MRB investments.
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Four Vantage property investments are over 90% occupied as of March 31, 2022, with another property at 89% occupancy. Six additional Vantage property investments are currently under construction or in development and none have experienced material supply chain disruptions for either construction materials or labor to date.
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The Live 929 Apartments MRB property is 98% occupied as of March 31, 2022, which exceeds pre-COVID occupancy levels. The nearby university, Johns Hopkins University, continues to hold on-campus, in-person classes.
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The Partnership’s two owned student housing properties, The 50/50 MF Property (near the University of Nebraska-Lincoln) and the Suites on Paseo MF Property (near San Diego State University), continue to meet all direct mortgage and operating obligations with cash flows from operations. The 50/50 MF Property is 88% occupied and the Suites on Paseo MF Property is 93% occupied as of March 31, 2022.
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The borrower for the Partnership’s only commercial MRB property, the Provision Center, is continuing to progress toward a bankruptcy court-approved sale of the property. The Partnership expects to receive its proportional share of final sale proceeds and other funds held under the lien of the bond indenture upon completion of the sale and final termination of the MRBs.

“Despite recent volatility in interest rates, we continue to strategically invest in our affordable multifamily and joint venture equity asset classes where we believe we can earn attractive leveraged returns,” said Ken Rogozinski, the Partnership’s Chief Executive Officer. “The successful sale of Vantage at Murfreesboro continues the series of significant returns on our Vantage joint venture equity investments. The pace of stabilization of completed Vantage properties is very encouraging for this segment of our business.”

“We also opportunistically executed on new interest rate hedges to offset the risk associated with our floating rate financing costs. Finally, we believe the Reverse Unit Split, which had no monetary impact on our unitholders, will help the Partnership continue to grow and will be a net benefit to our unitholders by expanding the universe of potential investors and enhancing the ability of unitholders to purchase or hold BUCs through margin accounts,” said Rogozinski.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies. Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP. See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Thursday, May 5th at 4:30 p.m. Eastern Time to discuss the Partnership’s First Quarter 2022 results. Participants can access the First Quarter 2022 Earnings Conference Call in one of two ways:

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Participants can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/63csxtvo for registration on Thursday, May 5, 2022, approximately 30 minutes prior to the start of the earnings call, or
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Participants wanting to ask questions may dial toll free (855) 854-0934 (International Participants may dial (720) 634-2907) using Conference ID# 7691848. Please place your call at least 15 minutes prior to the start of the earnings call to ensure a timely connection. The operator will open the lines for questions at the conclusion of management’s presentation.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, international conflicts, and the novel coronavirus (“COVID-19”) on business operations, employment, and financial conditions; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2022 and 2021 (all per BUC amounts are presented giving effect to the one-for-three Reverse Unit Split on a retroactive basis for all periods presented):

	For the Three Months Ended March 31,
	2022	2021
Net income	$26,264,018	$6,992,854
Change in fair value of derivatives	(2,475,131)	(7,451)
Depreciation and amortization expense	683,662	683,460
Amortization of deferred financing costs	451,472	206,386
Restricted unit compensation expense	173,898	78,114
Deferred income taxes	7,266	(16,228)
Redeemable Preferred Unit distributions and accretion	(717,744)	(717,763)
Tier 2 Income allocable to the General Partner (1)	(2,645,979)	(702,277)
Recovery of prior credit loss (2)	(5,279)	-
Bond purchase premium (discount) amortization (accretion), net of cash received	(78,375)	(18,521)
Total CAD	$21,657,808	$6,498,574

Weighted average number of BUCs outstanding, basic	22,016,636	20,230,287
Net income per BUC, basic	$1.03	$0.27
Total CAD per BUC, basic	$0.98	$0.32
Distributions declared, per BUC	$0.33	$0.27
1.
As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the three months ended March 31, 2022, Tier 2 income allocable to the general partner related to the gain on sale of Vantage at Murfreesboro in March 2022. For the three months ended March 31, 2021, Tier 2 income allocable to the general partner related to the gain on sale of Vantage at Germantown in March 2021.

2.
The Partnership compared the present value of cash flows expected to be collected to the amortized cost basis of the Live 929 Apartments Series 2022A MRB as of March 31, 2022, which indicated a recovery of value. The Partnership will accrete the recovery of prior credit loss into investment income over the term of the MRB. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.